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                                                                  EX-99.26(n)



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Policy Owners of Minnesota Life Variable Life Account:

We consent to the use of our report dated March 5, 2012, with respect to the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries (the Company) and our report dated March 30, 2012 on the financial statements of Minnesota Life Variable Life Account included herein and to the reference to our firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                           (signed) KPMG LLP

Minneapolis, MN
April 26, 2012